                                                               Exhibit 10.(a)(f)


                           PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                           DIAMONAIR, INC., AS BUYER,


                                       AND


                         LITTON SYSTEMS, INC., AS SELLER






                                NOVEMBER 14, 1997

                                TABLE OF CONTENTS

SECTION 1
   Transfer of Properties, Rights and Assets In Exchange for Cash and the Assumption of
     Liabilities................................................................................................  2
     1.1     Transfer of Assets.................................................................................  2
     1.2     Excluded Assets....................................................................................  3
     1.3     Consideration......................................................................................  4
     1.4     Purchase Price and Payment.........................................................................  4
             (a)   Payment on the Closing Date..................................................................  4
             (b)   Determination of Purchase Price..............................................................  4
             (c)   Settlement of Purchase Price.................................................................  6
             (d)   Allocation of Consideration..................................................................  6
     1.5     Liabilities Assumed by Buyer.......................................................................  6
     1.6     Liabilities Not Assumed by Buyer...................................................................  7

SECTION 2
   Closing Date.................................................................................................  8

SECTION 3
   Representations and Warranties of Seller.....................................................................  9
     3.1     Corporate..........................................................................................  9
             (a)   Due Organization.............................................................................  9
             (b)   Power and Authority to Enter Into Agreement..................................................  9
             (c)   Due Execution and Enforceability.............................................................  9
     3.2     Non-Contravention..................................................................................  9
     3.3     1997 Balance Sheet................................................................................. 10
     3.4     Liens.............................................................................................. 10
     3.5     Contracts.......................................................................................... 10
     3.6     No Litigation...................................................................................... 11
     3.7     Brokers' or Finders' Fees.......................................................................... 11
     3.8     Consents........................................................................................... 11
     3.9     Government Authorizations and Compliance with Laws................................................. 11
     3.10    Accounts Receivable; Inventory; Equipment.......................................................... 12
     3.11    Intellectual Property.............................................................................. 12
     3.12    Taxes.............................................................................................. 13
     3.13    Employee Benefits.................................................................................. 13
     3.14    Environmental...................................................................................... 13
     3.15    Expiration of Representations and Warranties....................................................... 13
     3.16    No Other Warranties................................................................................ 14

SECTION 4
   Representations and Warranties of Buyer...................................................................... 14
     4.1     Corporate.......................................................................................... 14


             (a)   Due Organization............................................................................. 14
             (b)   Power and Authority to Enter Into Agreement.................................................. 14
             (c)   Due Execution and Enforceability............................................................. 14
     4.2     Non-Contravention.................................................................................. 15
     4.3     No Litigation...................................................................................... 15
     4.4     Brokers' or Finders' Fees.......................................................................... 15
     4.5     Consents........................................................................................... 15
     4.6     Expiration of Representations and Warranties....................................................... 15

SECTION 5
   Non-Competition and Confidentiality Agreement................................................................ 16
     5.1     Non-Competition Agreement.......................................................................... 16
             (a)   Definition................................................................................... 16
             (b)   Limitations on Non-Competition Agreement..................................................... 16
     5.2     Confidentiality.................................................................................... 17
     5.3     Injunctive and Equitable Relief.................................................................... 17

SECTION 6
   Pre and Post-Closing Matters................................................................................. 18
     6.1     Intentionally Omitted.............................................................................. 18
     6.2     Transition Services ............................................................................... 18
     6.3     Access to Books and Records........................................................................ 18
     6.4     Cooperation........................................................................................ 19
     6.5     Further Instruments and Assurance.................................................................. 19
     6.6     Use of Litton Trademark and Notice to Customers.................................................... 20
     6.7     Employee Matters................................................................................... 20
             (a)   Offers of Employment; Definition of Offerees and Continuing Employees........................ 20
             (b)   Employee Benefits............................................................................ 21
             (c)   Severance Pay................................................................................ 21
             (d)   Other Pre-Closing Employment Related Liabilities............................................. 21
             (e)   Notices Including WARN Act Notices........................................................... 21
     6.8     Use of Names....................................................................................... 21
     6.9     Remittance of Payments Due Other Party............................................................. 22
     6.10    UCC Financing Statements........................................................................... 22
     6.11    Allexite........................................................................................... 22

SECTION 7
   Indemnification and Reimbursement............................................................................ 22
     7.1     Indemnification by Seller.......................................................................... 22
             (a)   Misrepresentation or Breach of Warranty...................................................... 22
             (b)   Breach of Covenant or Agreement.............................................................. 23
             (c)   Excluded Assets and Excluded Liabilities..................................................... 23
     7.2     Indemnification by Buyer........................................................................... 23
             (a)   Misrepresentation or Breach of Warranty...................................................... 23
             (b)   Breach of Covenant or Agreement.............................................................. 23
             (c)   Assumed Liabilities.......................................................................... 23



             (d)   Operations After Effective Date.............................................................. 23
     7.3     Procedure.......................................................................................... 23
     7.4     Limitation On Indemnity............................................................................ 24
     7.5     Sole Remedy........................................................................................ 25

SECTION 8
   Guarantee of Parent.......................................................................................... 25
     8.1     Consideration...................................................................................... 25
     8.2     Continuing Guarantee............................................................................... 25
     8.3     Waiver of Modification Defense..................................................................... 25
     8.4     Waiver of Other Defenses........................................................................... 26

SECTION 9
   Miscellaneous Provisions..................................................................................... 26
     9.1     Public Statements and Press Releases............................................................... 26
     9.2     Costs, Expenses and Sales Taxes.................................................................... 26
     9.3     Amendment and Modification......................................................................... 27
     9.4     No Assignment...................................................................................... 27
     9.5     Notices............................................................................................ 27
     9.6     Counterparts....................................................................................... 27
     9.7     Headings and Table of Contents..................................................................... 27
     9.8     Schedules and Exhibits............................................................................. 28
     9.9     Waiver............................................................................................. 28
     9.10    Governing Law and Resolution of Disputes........................................................... 28
     9.11    No Third Party Beneficiaries....................................................................... 28
     9.12    Construction....................................................................................... 28
     9.13    Entire Agreement................................................................................... 28
     9.14    References to Sections, Schedules and Exhibits..................................................... 29


                                LIST OF EXHIBITS


Forms Of Closing Documents

         Exhibit                   Description
         -------                   -----------

         A                  Sublease
         B                  Bill of Sale and Assignment
         C                  Assumption Agreement
         D                  Seller's Opinion
         E                  Buyer's Opinion
         1.4(d)             Allocation of Purchase Price


                                LIST OF SCHEDULES


         Schedule                  Description
         --------                  -----------

         1.4(a)             Wire Transfer Instructions
         3.3                1997 Balance Sheet
         3.5                Contracts
         3.8                Seller's Consents and Permits
         3.9                Compliance with Laws
         3.10(a)            Receivables
         3.10(b)            Inventory
         3.10(c)            Financing Statements
         3.10(d)            Equipment
         3.11               Intellectual Property and Software
         3.13(a)            Employee Compensation
         3.13(b)            Employee Benefits
         3.14               Environmental Authorizations and Approvals
         3.17               Knowledge
         4.1(a)             Jurisdictions
         4.5                Buyer's Consents and Permits
         6.2(a)             Transition Services
         6.7(b)             Employee Benefits after Effective Date

                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT, made, entered into and effective on and as of this 14th day of November, 1997, (the "Effective Date") by and between Diamonair, Inc., a Delaware corporation ("Buyer"), and Litton Systems, Inc., a Delaware corporation ("Seller").


                                   BACKGROUND

         1. Seller is engaged in manufacturing, producing, distributing, selling, and reselling jewelry incorporating simulated diamonds, semiprecious stones and colored stones (the "Products"). Seller's product line with respect to the Products is referred to as the "Diamonair Product Line".

         2. As provided in Section 5 below, effective as of the Effective Date, Seller will agree to be bound by a covenant not to compete. Further, effective as of the Effective Date, Litton Industries, Inc. will agree to be bound by such covenant not to compete.

         3. Seller distributes and sells the Products from a facility leased by it located at 54 Horsehill Road, Cedar Knolls, New Jersey (the "Facility"). Effective as of the Effective Date, Buyer and Seller will execute and deliver the Sublease in substantially the form of Exhibit A (the "Sublease").

         4. Seller desires to sell the Diamonair Product Line and certain of its properties, rights and assets to Buyer, and Buyer desires to purchase and acquire the Diamonair Product Line and such properties, rights and assets from Seller, all in accordance with the terms and conditions of this Agreement.

         5.       On the Closing Date, Seller will execute and deliver to Buyer
(a) the Bill of Sale and Assignment in substantially the form of Exhibit B, effective as of the Effective Date (the "Bill of Sale and Assignment"), and (b) various assignments of trademarks to be filed with the appropriate United States and Canadian government offices.

         6. On the Closing Date, Buyer will execute and deliver to Seller the Assumption Agreement in substantially the form of Exhibit C, effective as of the Effective Date (the "Assumption Agreement").

         7. The Sublease, the Bill of Sale and Assignment and the Assumption Agreement are referred to herein as the "Transaction Agreements".

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         8.       Effective as of the Closing Date, Seller and Buyer will each deliver to the other an opinion of counsel. The opinion of Seller's counsel will be in substantially the form of Exhibit D. The opinion of Buyer's counsel will be in substantially the form of Exhibit E.

         NOW THEREFORE, in consideration of the terms and conditions of this Agreement and the transactions provided for herein, the parties agree as follows:

                                    AGREEMENT

                                    SECTION 1
                    Transfer of Properties, Rights and Assets
             In Exchange for Cash and the Assumption of Liabilities

1.1      Transfer of Assets.

         As of the Effective Date, Seller shall validly sell, transfer, assign, and deliver to Buyer the Assets (as defined below), free and clear of all Liens (as defined below) other than Permitted Liens (as defined below). The "Assets" means all of the assets of every kind and nature, real, personal and mixed, tangible and intangible, wherever located, owned by, used by or held for use by Seller predominantly in connection with the Diamonair Product Line, including, without limitation, any and all of the following assets:

         (a) all accounts receivable relating exclusively to the Diamonair Product Line (the "Receivables") including the pre-bankruptcy Montgomery Ward receivable with respect to which Seller has established a reserve of 70% of the value thereof as of the Effective Date, in addition to the reserve for doubtful accounts of $25,000;

         (b) the Products and any and all inventory of raw materials, work in process, finished goods, supplies and packaging materials relating exclusively to the Diamonair Product Line including an obsolescence and lower of cost or market reserve of $200,000 (the "Inventory");

         (c) any and all rights in and to all United States and foreign trademarks, patents, copyrights, trademark, patent and/or copyright applications, trade names, service marks and the like, and all other intellectual property, whether arising under statute, common law or otherwise, and whether registered or unregistered, predominantly used in connection with the Diamonair Product Line and all goodwill associated with the foregoing and the joint right to sue with Seller for infringements prior to the Effective Date of this Agreement with respect to the foregoing, provided that with respect to the trademark "LI", only to the extent provided in Section 6.6 below (all of the foregoing, the "Intellectual Property");

         (d) any and all fixed assets, machinery, equipment and all tooling, dies, models, molds, fixtures, or other production assets owned by Seller and used predominantly by Seller in the manufacture and testing of the Products (the "Equipment");

         (e) any and all drawings, standards, specifications, bills of material and similar assets used predominantly in connection with the Diamonair Product Line;

         (f) any and all sales and purchasing records pertaining predominantly to the Diamonair Product Line;

         (g) any and all of Seller's leasehold interest and rights in and to its leased postage meter and mail machine;

         (h) any and all computer software owned or licensed by Seller used predominantly in the Diamonair Product Line ("Software");

         (i) any and all rights under the executory sales orders, purchase orders, financing statements, consignment agreements and other contracts and agreements with respect to the Diamonair Product Line (the "Contracts");

         (j) any and all mailing and customer lists, trade secrets, goodwill and all other intangibles used predominantly in connection with the Diamonair Product Line;

         (k) any and all rights, to the extent transferable under applicable law, in and to all authorizations, permits, licenses, registrations and other regulatory approvals issued by any governmental entity relating predominantly to the Diamonair Product Line ("Governmental Authorizations and Approvals");

         (l) any and all warranties, guarantees and rights of indemnity, at common law, by contract or otherwise, to the extent transferable, relating to any of the Assets; and

         (m) any and all other rights relating to the Assets, including all security agreements and other collateral in respect of any such Assets and claims now existing or hereafter arising relating thereto.

1.2      Excluded Assets.

         Seller shall not sell, transfer, assign or deliver to Buyer the "Excluded Assets". The Excluded Assets are:

         (a)      assets or properties of Seller which are not Assets;

         (b)      cash;

         (c)      corporate stock books and records of Seller;

         (d) all records and files relating to the Diamonair Product Line other than as described in Section 1.1(f), and all records and files relating to the Excluded Assets;

         (e) except for claims relating to the accounts receivable from Montgomery Ward (which shall be sold and transferred to Buyer), all claims or causes of action against third parties for breach of contract prior to the Effective Date, or for contribution or indemnity based on acts or omissions of such third party prior to the Effective Date;

         (f)      the IBM Model AS 400 computer;

         (g) any claim, right or interest of Seller in and to any refund of federal, state, foreign, or local income, sales, value added, franchise or other taxes of any kind relating to any period ending on or prior to the Effective Date and any deferred income or franchise tax assets of Seller; and

         (h) any property, rights or assets related to the employee benefit plans of Seller or any of its affiliates.

1.3      Consideration.

         Upon the terms and subject to the conditions set forth in this Agreement and in exchange and consideration for the Assets, Buyer shall:

         (a) On the dates indicated below, pay and remit to Seller the Purchase Price (as defined below), in accordance with and to the extent provided in Section 1.4; and

         (b) Assume as of the Effective Date the Assumed Liabilities (as defined below).

1.4      Purchase Price and Payment.

         (a)      Payment on the Closing Date.

                  On the Closing Date, Buyer shall pay and remit to Seller by wire transfer of immediately available United States denominated federal funds to such bank account as is specified on Schedule 1.4(a), the sum of $5,749,000 (the "Estimated Purchase Price" as determined on Schedule 3.3).

         (b)      Determination of Purchase Price.

                  (i)      Definition of Purchase Price.

                           The purchase price (the "Purchase Price") for the
Assets shall be 105% of net book value of the Assets (book value of the Assets less the Assumed Liabilities, as they are reflected on the books of Seller as of the Effective Date) provided, that for purposes of calculating such net book value (A) the reserve for doubtful accounts shall be equal to $25,000, (B) the reserve relating to the pre-bankruptcy Montgomery Ward account receivable shall be equal to seventy percent (70%) of the amount thereof, and (C) the inventory obsolescence and lower of cost or market reserve shall be equal to $200,000. The net book value shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with the 1997 Balance Sheet (as defined in Section 3.3), with the inventory valued based on the physical inventory taken immediately prior to the Effective Date by Seller and observed by Buyer, and consignment inventory valued as per the perpetual records of the Airtron Division of Seller.

                  (ii)     Initial Calculation.

                           Within 30 calendar days after the Closing Date,
Seller shall provide a post-closing balance sheet, prepared on the basis as provided in Section 1.4(b)(i) above, and a calculation of the Purchase Price ("Seller's Calculation"). Buyer shall have 30 calendar days following its receipt of Seller's Calculation (the "Review Period") to review the same for compliance with Section 1.4(b)(i). If Buyer objects to Seller's Calculation on or before the expiration of the Review Period, Buyer shall deliver to Seller a written statement itemizing Buyer's objections to Seller's Calculation. If no such statement is delivered by Buyer to Seller within the Review Period, Buyer shall be conclusively deemed to have accepted Seller's Calculation as establishing the Purchase Price.

                  (iii)    Resolution of Purchase Price.

                           (A)  In the event that Buyer shall accept or shall be
conclusively deemed to have accepted Seller's Calculation, Seller's Calculation shall establish the Purchase Price. In the event, however, that Buyer shall object to Seller's Calculation within the Review Period, Seller and Buyer shall promptly meet and in good faith attempt to resolve such objections.

                           (B)  If any of such objections cannot be resolved
between Seller and Buyer within 30 days following Seller's receipt of Buyer's statement of objections, then either party may require by written notice to the other that the dispute be submitted to binding arbitration before a single arbitrator in an arbitration hearing which shall not exceed one day in duration. The arbitrator shall be mutually agreed upon by Buyer and Seller, or if Buyer and Seller cannot so agree within 30 days, the arbitrator shall be a "Big 6" accounting firm appointed by the American Arbitration Association.

                           (C)  The arbitrator may request from the parties such
information and documents as the arbitrator feels necessary to resolve the dispute and the parties may each present to the arbitrator such documents and testimony as they feel is necessary to present their position, subject to the following limitations: the hearing must be held within 30 days after the appointment of the arbitrator; and the arbitrator shall be instructed by the parties to render a written decision and award within 30 days after the conclusion of the hearing. In resolving any disputed item, the arbitrator may not assign a value to any item greater than the greatest value for such items claimed by either party, or less than the smallest value for such item claimed by either party, in each case, as presented to the arbitrator.

                           (D)  The arbitration award shall be enforceable as a
final judgment in any court where jurisdiction may be found over the party against whom enforcement is sought. The parties shall each bear their own costs in connection with the arbitration, except that the compensation and expenses of the arbitrator shall be split equally between the parties and shall be made part of the arbitrator's award. The arbitrator shall determine all issues regarding such dispute, including without limitation, procedure, discovery, arbitrability and waiver. The arbitrator shall not have authority to make any award other than adjustment of the purchase price in accordance with this Agreement. The arbitration hearing shall be held in the New York City metropolitan area (including Northern New Jersey).

         (c)      Settlement of Purchase Price.

                  In the event that the Purchase Price as finally determined is greater or less than the Estimated Purchase Price (such excess or deficiency, being hereinafter referred to as the "Adjustment"), no later than three business days following the date upon which the Purchase Price is finally determined as provided for in this Section 1.4, Buyer shall pay and remit the Adjustment to Seller if the Purchase Price is greater than the Estimated Purchase Price, or Seller shall pay and remit the Adjustment to Buyer if the Purchase Price is less than the Estimated Purchase Price plus interest at 6% (simple interest based on a 365-day year). Payment of the Adjustment shall be made by wire transfer of immediately available federal funds to the bank account specified by the recipient.

         (d)      Allocation of Consideration.

                  The consideration given by Buyer under this Agreement (including without limitation the payment of the Purchase Price and the assumption of the Assumed Liabilities) shall be allocated among the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, the form of which is set forth on Exhibit 1.4(d). Within 60 days following the date upon which the Purchase Price is finally determined, Buyer shall prepare an Asset Acquisition Statement (Form 8594) and shall furnish a copy thereof to Seller. Buyer and Seller shall proceed in good faith to agree on the Asset Acquisition Statement.

1.5      Liabilities Assumed by Buyer.

         On and as of the Effective Date, Buyer shall assume and agree to pay, discharge and perform, when due and payable, the following debts, liabilities and obligations (collectively, the "Assumed Liabilities"):

         (a) All debts, liabilities, and obligations arising out of the Contracts after the Effective Date (except as provided in Section 1.6(d) below);

         (b) Accrued advertising liability as reflected on Seller's books as of the Effective Date and deducted in determining the net book value of the Assets pursuant to Section 1.4(b)(i);

         (c) The obligation to issue credits with regard to the Products sold by Seller prior to the Effective Date returned by the customer to Buyer after the Effective Date;

         (d) All obligations to repair or replace products arising out of Seller's warranties relating to defective materials and workmanship;

         (e) All obligations arising under Governmental Authorizations and Approvals from and after the Effective Date; and

         (f) Except as expressly provided in Section 1.6(g), any claim, proceeding or other action arising out of or relating to any actions of Buyer or the existence of any state of facts related to the Assets arising after the Effective Date, regardless of whether or not referred to in this Agreement or otherwise disclosed or known to Seller.

1.6      Liabilities Not Assumed by Buyer.

         All debts, liabilities and obligations of Seller other than the Assumed Liabilities are referred to herein as the "Excluded Liabilities." Buyer shall not assume, undertake, be bound by or be responsible for Excluded Liabilities. Without limiting the definition of Excluded Liabilities, Excluded Liabilities includes any debts or liabilities of Seller consisting of or arising out of, in connection with or otherwise relating to the following:

         (a) debts, liabilities or obligations of Seller either (A) not related to the Diamonair Product Line or (B) related to the Diamonair Product Line and arising on or prior to the Effective Date;

         (b)      debts, liabilities or obligations to any affiliate of Seller;

         (c) except as expressly provided in Sections 1.5(c) and (d), any claims whether made before or after the Effective Date, or any proceeding or other action, whether commenced before or after the Effective Date, arising out of any state of facts existing as of the Effective Date (regardless of whether or not referred to in this Agreement or otherwise disclosed or known to Buyer);

         (d) any Contract not effectively assigned to Buyer and which Buyer does not directly or indirectly receive the benefits of;

         (e)      indebtedness for borrowed money;

         (f)      accounts payable;

         (g) product liabilities relating to products either manufactured by or on behalf of Seller or shipped by Seller on or prior to the Effective Date;

         (h) environmental liabilities arising or relating to any actions or state of facts existing on or prior to the Effective Date;

         (i) employee liabilities (including those under collective bargaining or other labor agreements, or employee benefit plans) existing on or prior to the Effective Date or, except as set forth in Section 6.7(c), arising on account of the consummation of the transactions contemplated by this Agreement (including severance pay);

         (j) violations of law arising or relating to any actions or state of facts existing on or prior to the Effective Date;

         (k) federal, state, local and foreign income, sales, value added, franchise and other taxes attributable to any period or portion thereof that includes any date prior to or including the Effective Date (other than transfer taxes as provided in Section 9.2); and

         (l) the debts, obligations or liabilities of any person or entity owning or operating the Diamonair Product Line (or any portion thereof) or any other business of Seller prior to Seller.


                                    SECTION 2
                                  Closing Date

         Consummation of the transactions provided for in this Agreement shall take place at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102, on November 14, 1997, commencing at 9:00 a.m. local time on such date, or at such other date or time or other place as the parties hereto may mutually agree upon in writing (such date being referred to as the "Closing Date"). All transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and to be effective as of 11:59 p.m. Eastern Daylight Savings Time on the Effective Date. Consummation on the Closing Date of the transactions contemplated by this Agreement is referred to herein as the "Closing".


                                    SECTION 3
                    Representations and Warranties of Seller

         Seller hereby represents and warrants to Buyer as follows:

3.1      Corporate.

         (a)      Due Organization.

                  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate all of the Assets and to carry on its business as and where it is now conducted. Seller is duly qualified to do business and is in good standing in the State of New Jersey, which is the only jurisdiction in which the character and location of the Assets or the nature of the business transacted by it, require such qualification.

         (b)      Power and Authority to Enter Into Agreement.

                  Seller has the corporate power and authority to enter into this Agreement and the Transaction Agreements executed by Seller and, subject to the conditions herein and therein provided, to consummate the transactions contemplated hereby and thereby.

         (c)      Due Execution and Enforceability.

                  The execution, delivery and performance of this Agreement and the Transaction Agreements executed by Seller have been duly and validly authorized and approved by the Board of Directors of Seller and Seller has taken all such other corporate action necessary or required to be taken by it to enter into, execute and deliver this Agreement and the Transaction Agreements executed by Seller and to perform its respective obligations hereunder and thereunder. This Agreement and the Transaction Agreements executed by Seller constitute the valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms and conditions, except to the extent that the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

3.2      Non-Contravention.

         The execution, delivery and performance of this Agreement and the Transaction Agreements executed by Seller on the part of Seller will not (a) violate, conflict with or result in the breach of any of the terms or conditions of, or constitute a default (with or without notice or lapse of time or both) under, the Certificate of Incorporation or By-laws of Seller or, to Seller's knowledge, any material agreement (other than agreements with customers) to which Seller is a party or by which any of the Assets are or may be bound, subject or affected or result in any rights of termination, acceleration or cancellation with respect thereto; or (b) result in the creation or imposition of any Lien.

3.3      1997 Balance Sheet.

         Set forth on Schedule 3.3 is an unaudited balance sheet of Seller with respect to the Diamonair Product Line as of a date reasonably proximate to the Closing Date which includes only those assets of a type which would have constituted Assets if the Closing had occurred on such date and includes only those liabilities of a type which would have constituted Assumed Liabilities if the Closing had occurred on the such date (the "1997 Balance Sheet"). The 1997 Balance Sheet was prepared in a manner consistent with the past reporting practices and policies of the Airtron Division of Seller except for the failure to include assets of a type not constituting Assets and the failure to include liabilities of a type not constituting Assumed Liabilities. The 1997 Balance Sheet is correct in all material respects, in accordance with all books and records of Seller (and such books and records accurately reflect the transactions of Seller with respect to the Diamonair Product Line). The 1997 Balance Sheet presents fairly in all material respects the Assets and the Assumed Liabilities with respect to the Diamonair Product Line.

3.4      Liens.

         Seller owns and has good and marketable title to, and is hereby conveying to Buyer, all of the Assets (including intellectual property rights), free and clear of all Liens, except for Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Assets is on file or of record in any public office except for notices filed without Seller's consent or knowledge or disclosed on Schedule 3.10(c). "Lien" means any mortgage, deed of trust, security interest, lien, pledge, charge, equity, trust, hypothecation, easement, right of way, encroachment, other encumbrance, lease, capital lease, sublease, license, occupancy agreement, adverse claim or interest, covenant, possibility of reversion, option, right of first refusal, mechanics' and materialmen's liens, inchoate liens, or other ownership or interest in favor of any third party, burden, title defect, restriction or limitation of any nature whatsoever, or the interest of a vendor or lessor under any conditional sales agreement, or title retention agreement, or deposit for security. "Permitted Lien" means (a) Liens for current taxes not yet due and delinquent, being contested in good faith by appropriate proceedings or as to which adequate reserves have been established by Seller; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (c) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and (d) Liens to secure the payment of Assumed Liabilities.

3.5      Contracts.

         Set forth on Schedule 3.5 is a list of all Contracts as of a date reasonably proximate to the Closing Date, including, without limitation, all consignment and similar agreements of which Seller is aware. To Seller's knowledge, Seller has performed all obligations required to be performed by it thereunder (and is not otherwise in default or claimed or purported or alleged to be in default thereunder) and, to Seller's knowledge, no other party thereto is in default of any of its material obligations thereunder, and Seller has not received or given notice of default with respect to any Contract. When used in this Section 3.5, "default" includes a state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Contract. Seller has provided or made available to Buyer true and complete copies of all Contracts in Seller's possession. Whenever Seller has represented or covenanted herein or in any Transaction Agreement that it has provided or furnished true and complete copies of or given or will give access to or otherwise make available Contracts in Seller's possession or other documents in Seller's possession, this includes the original document and all documents which supplement, amend, otherwise modify or otherwise interpret (including letter interpretations) such Contracts and other documents.

3.6      No Litigation.

         There is no investigation, suit, action or other proceeding pending against Seller (a) with respect to which there is a reasonable likelihood of a determination which would have a

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

material adverse effect on the ability of Seller to perform its obligations under this Agreement, or (b) which seeks to enjoin or obtain substantial damages in respect of the consummation of the transactions provided for in this Agreement.

3.7      Brokers' or Finders' Fees.

         No person or firm other than Seller and its affiliates (and their respective directors, officers, employees, and outside accountants and attorneys) has arranged, or participated in arranging, on behalf of Seller, the transactions provided for in this Agreement. There are no brokers' or finders' fees to be paid by Seller, and Seller has no knowledge of any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by Buyer in connection with the consummation of the transactions provided for in this Agreement.

3.8      Consents.

         Except as set forth on Schedule 3.8, no consent or order of, or filing or registration with, any governmental entity or any other person or entity on the part of Seller is required for or in connection with the execution, delivery and performance by it of this Agreement.

3.9      Government Authorizations and Compliance with Laws.

         The Diamonair Product Line has been operated in such a manner to be materially in compliance with all applicable legal requirements. Except as set forth on Schedule 3.9, Seller has not received any notice from any Governmental Authority to the effect that Seller is in violation of applicable legal requirements other than in cases where Seller has cured or remedied such noncompliance as of the Closing Date. To Seller's knowledge, Seller has not committed any act or omission that could result in Seller not being in compliance with applicable legal requirements which noncompliance could individually or in the aggregate have a material adverse effect on the Assets or the operations of the Diamonair Product Line as presently operated by Seller. Except as set forth on Schedule 3.14, there are no material Governmental Authorizations and Approvals (or applications pending with respect to any such Governmental Authorizations and Approvals) necessary to operate the business relating to the Diamonair Product Line as presently operated by Seller.

3.10     Accounts Receivable; Inventory; Equipment.

         (a) The Receivables as of a date reasonably proximate to the Effective Date, together with an aging analysis, are listed on Schedule 3.10(a). The Receivables (i) constitute valid claims for the full amount against the account debtor; (ii) arise from bona fide sales in the ordinary course of business; (iii) except as set forth on Schedule 3.10(a), are not due from any employees or affiliates of Seller; and (iv) to Seller's knowledge, are not subject to any defense, set-off or counterclaim.

         (b) Seller has no obligations, contingent or otherwise, to repurchase or replace any Product that it has sold, other than in the ordinary course of business or pursuant to the Contracts. A list of the Inventory is listed on Schedule 3.10(b). Schedule 3.10(c) lists each

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financing statement (including amendments and renewals) in effect with respect to the Inventory (collectively, the "Financing Statements"), along with the date such Financing Statement was filed and the governmental office where such Financing Statement was filed. The locations where the Seller maintains its records concerning the Assets are 54 Horsehill Road, Cedar Knolls, New Jersey, and 200 East Hanover Avenue, Morris Plains, New Jersey.

         (c) The Equipment as of a date reasonably proximate to the Closing Date is listed on Schedule 3.10(d). The Equipment is kept at 54 Horsehill Road, Cedar Knolls, New Jersey.

3.11     Intellectual Property.

         Schedule 3.11 sets forth a true, correct and complete list of all of the Intellectual Property and Software as of the Effective Date other than pre-packaged commercial personal computer Software. Except for pre-packaged commercial personal computer software and items disclosed on Schedule 3.11, all of the Intellectual Property is owned by Seller free and clear of all Liens and is not subject to any license, royalty or other Agreement. None of the Intellectual Property has been or is the subject of any pending or, to Seller's knowledge, threatened litigation or claim of infringement. No license or royalty agreement to which Seller is a party (i) is in breach or default by Seller or, to Seller's knowledge, any other party thereto or (ii) the subject of any notice of termination given or, to Seller's knowledge, threatened. The Intellectual Property does not infringe any trademark, servicemarks, trade name, trade secret or confidential or proprietary rights of any other person or entity and Seller has not received any notice contesting Seller's right to use any such Intellectual Property. Seller has no reason to believe that the Intellectual Property infringes any copyrights or patents of any other person or entity and Seller has not received any notice contesting Seller's right to use any such Intellectual Property. Seller has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property or Software. Seller owns or possesses adequate rights in and to all Intellectual Property necessary in connection with the Diamonair Product Line as Seller presently conducts such business.

3.12     Taxes.

         Seller has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it (except to the extent that extensions are in effect), and all such tax returns are complete, accurate and in accordance with all applicable legal requirements, and all monies required to be withheld by Seller from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental entities or set aside in accounts for such purposes, or accrued, reserved against, and entered upon the books of Seller. With respect to Seller's sales taxes or other Taxes for which Buyer may be liable as a matter of law under state law, there are no such taxes payable by Seller to any governmental entity. For purposes of this Section 3.12, "Taxes" means any and all federal, state, local or foreign taxes or assessments of any kind or nature whatsoever, including any and all income, franchise, gross receipts, sales, alternative, add-on, minimum, employment, real property, personal property, business, capital stock, use and occupancy, ad valorem, transfer, license, excise, stamp, other transfer, estimated, withholding, service, payroll and recording taxes and any related penalties, charges, interest and other additions thereto.

3.13     Employee Benefits.

         All employees employed by Seller in connection with the Diamonair Product Line and their respective rates of pay as of the date hereof are listed on Schedule 3.13(a). Except set forth on Schedule 3.13(a), none of such employees are currently, or have within the last six months been, on leave.
Schedule 3.13(b) sets forth a complete list of all benefits provided to such employees, including all benefit plans, policies, agreements and arrangements of Seller.

3.14     Environmental.

         Except as disclosed on Schedule 3.14, no Governmental Authorizations and Approvals are required under any environmental laws for the operation of the Diamonair Product Line as currently conducted by Seller. There are no pending, civil or criminal actions or other type of proceedings against or affecting Seller with respect to the operation of the Diamonair Product Line or the Facility alleging any violation of or other proceedings pursuant to any environmental laws. Seller is in material compliance with all environmental laws with respect to the Facility and operations of the Diamonair Product Line as presently conducted and has not knowingly committed any act or omission resulting in such noncompliance.

3.15     Expiration of Representations and Warranties.

         The representations and warranties contained in this Section 3 shall expire eighteen (18) months from the Effective Date. Notwithstanding the foregoing, representations and warranties contained in Section 3.4 shall survive this Agreement indefinitely.

3.16     No Other Warranties.

         EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 3, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE ASSETS, AND SPECIFICALLY EXCLUDES THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. Without limiting the generality of the preceding sentences, Seller specifically makes no warranty as to the future prospects or profitability of the business of producing and selling the Products.

3.17     Knowledge.

         Whenever a representation or warranty is made herein by Seller to its "knowledge," such knowledge shall be limited to the knowledge of those individuals listed on Schedule 3.17.

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

                                    SECTION 4
                     Representations and Warranties of Buyer

         Buyer hereby represents and warrants to Seller as follows:

4.1      Corporate.

         (a)      Due Organization.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate all of its Assets and to carry on its business as and where it is now conducted. Buyer is duly qualified to do business and is in good standing in the jurisdictions specified in Schedule 4.1(a).

         (b)      Power and Authority to Enter Into Agreement.

                  Buyer has the corporate power and authority to enter into this Agreement and the Transaction Agreements executed by Buyer and, subject to the conditions herein and therein provided, to consummate the transactions contemplated hereby and thereby.

         (c)      Due Execution and Enforceability.

                  The execution, delivery and performance of this Agreement and the Transaction Agreements executed by Buyer and Buyer's parent, D.G. Jewellery of Canada Ltd. ("Parent") have been duly and validly authorized and approved by the Board of Directors of Buyer and Parent, and each of Buyer and Parent has taken all such other corporate action necessary or required to be taken by it to enter into, execute and deliver this Agreement and the Transaction Agreements executed by Buyer and Parent and to perform its respective obligations hereunder and thereunder. This Agreement and the Transaction Agreements executed by Buyer and Parent constitute the valid and legally binding obligations of Buyer and Parent enforceable against them in accordance with their respective terms and conditions, except to the extent that the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

4.2      Non-Contravention.

         The execution, delivery and performance of this Agreement and the Transaction Agreements executed by Buyer and Parent will not violate, conflict with or result in the breach of any of the terms or conditions of, or constitute a default (with or without notice or lapse of time or both) under, the Certificate of Incorporation or By-laws of Buyer, or any agreement to which Buyer or Parent is a party.

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

4.3      No Litigation.

         There is no investigation, suit, action or other proceeding pending against Buyer or Parent (a) with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of Buyer or Parent to perform its obligations under this Agreement, or
(b) which seeks to enjoin or obtain substantial damages in respect of the consummation of the transactions provided for in this Agreement.

4.4      Brokers' or Finders' Fees.

         No person or firm other than Buyer and Parent (and their respective directors, officers, employees and outside accountants and attorneys) have arranged, or participated in arranging, on behalf of Buyer or Parent the transactions provided for in this Agreement. There are no brokers' or finders' fees to be paid by Buyer or Parent, and Buyer and Parent have no knowledge of any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by Seller in connection with the consummation of the transactions provided for in this Agreement.

4.5      Consents.

         Except for the Bank of Nova Scotia and as set forth on Schedule 4.5, no consent or order of, or filing or registration with, any governmental entity or any other person or entity on the part of Buyer or Parent is required for or in connection with the execution, delivery and performance by Buyer or Parent of this Agreement.

4.6      Expiration of Representations and Warranties.

         The representations and warranties contained in this Section 4 shall expire eighteen (18) months from the Effective Date.

                                    SECTION 5
                 Non-Competition and Confidentiality Agreements

5.1      Non-Competition Agreement.

         (a)      Definition.

                  In consideration of the benefits to be derived, directly and indirectly, from this Agreement and the transactions provided for herein, Seller covenants and agrees that for a period of five years from and after the Effective Date neither it nor any of its affiliates shall directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business or corporation, company, limited liability company, partnership or other entity (a "Company") engaged in the manufacture, production, distribution, sale or resale of the Products (the "Defined Business") or that competes, directly or indirectly, with the Diamonair Product Line anywhere in the world.

         (b)      Limitations on Non-Competition Agreement.

                  (i) Notwithstanding Section 5.1(a), Seller shall not be prohibited from:

                           (A)  the continued conduct and operation of the
business of manufacturing, producing, distributing, selling or reselling products other than the Products and other products that compete directly or indirectly with the Products and services in connection therewith;

                           (B)  the acquisition, by asset purchase, stock
purchase, merger, consolidation or otherwise, of at least a majority of the ownership of the business operations, rights and/or assets of any corporation, company, partnership or other business entity (a "Company") partially engaged in the Defined Business, provided that such activity does not exceed ten percent (10%) of the net revenues, net assets or equity of such Company (the "10% Limitation"), and provided, further, that if the 10% Limitation is not satisfied, Seller may nonetheless make such acquisition so long as Seller shall sell or otherwise dispose of the portion of the Company engaged in the Defined Business to an unaffiliated third-party within a reasonable time (determined assuming a sale on commercially reasonable terms, but in any event within nine
(9) months following such acquisition (subject to an extension upon Buyer's exercise of its right of first refusal described below). Seller shall give Buyer prompt written notice of any acquisition which does not satisfy the 10% Limitation. Thereafter, Seller shall give Buyer written notice of any written offer from an unaffiliated third-party (an "Offer") to purchase the portion of the acquired Company engaged in the Defined Business to be sold or otherwise disposed of by Seller. Buyer shall have a right of first refusal to purchase such portion of the acquired Company on the same terms and conditions contained in the Offer or, if no such Offer, based on commercially reasonable terms. Within thirty (30) days after its receipt of such notice, Buyer shall give Seller written notice of whether or not it intends to exercise such right of first refusal. If Buyer exercises such right, such purchase shall be consummated within sixty (60) days after Buyer gives written notice of acceptance to Seller; or

                           (C)  the direct or indirect ownership of not more
than five percent (5%) of any class of debt or equity security of any Company engaged partially in the Defined Business, provided that such security is traded on a national securities exchange or regularly quoted on NASDAQ, the National Quotation Bureau, Incorporated or any similar or successor organization or automated quotation system.

                  (ii) In the event that any provision of this Section 5.1 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration of such provision, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by applicable law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

5.2      Confidentiality.

         For a period of three (3) years after the Closing, Seller shall not, directly or indirectly, make any use of or disclose, or permit any of its affiliates to, directly or indirectly, make any use of or disclose, any Confidential Information for itself or himself or as an agent or employee of, on behalf of, or in conjunction with, any other person or entity, including as an owner, lender, proprietor, stockholder, partner, officer, director, manager, employee, consultant or otherwise (collectively, "Capacity").

         "Confidential Information" shall include, without limitation, product information, market information, processes, trade secrets, information relating to customers, information relating to suppliers, pricing information, other financial information, advertising and marketing plans, current strategies and contractual relations and other proprietary or confidential information, all of the above which relate solely to the Diamonair Product Line; provided, that "Confidential Information," as defined above, may be used by Seller in connection with required legal filings, tax reporting, internal financial reporting and planning to the extent required thereby and may be disclosed when disclosure is required by an agency of the Government or under subpoena or other court order to the extent required thereby, and provided, further, that "Confidential Information" does not include any such information which becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Seller or its affiliates or has been disclosed by a third party that did not receive such information from Seller or its affiliates and who was not under any obligation of confidence at the time of disclosure.

5.3      Injunctive and Equitable Relief.

         Seller covenants and agrees that Buyer's remedy at law for any breach of Section 5.1 may be inadequate and that, in the event of any such breach by Seller, Buyer shall be entitled to injunctive relief without posting bond or other security in addition to any other remedy, at law, in equity or under this Agreement to which it may be entitled. Without limiting the generality of the preceding sentence, the parties acknowledge and agree that it is impossible to measure in money all of the damages that would accrue to Buyer by reason of any breach of Section 5.1. Seller waives in advance any claim or defense, in any legal proceeding that may in the future be commenced by Buyer to enforce such provisions, that Buyer has an adequate remedy at law and Seller agrees not to urge in any legal proceeding that an adequate remedy at law exists.

                                    SECTION 6
                          Pre and Post-Closing Matters

6.1      Intentionally Omitted.

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

6.2      Transition Services.

         For a period not to exceed twelve (12) months following the Closing Date, unless extended by mutual agreement, Seller shall provide data processing services of the types described on Schedule 6.2(a) at the rate of $17,500 per month, payable on the first day of each month during which services are provided. Buyer may terminate these services as of the end of any month, upon written notice delivered 30 days prior to the requested termination date.

6.3      Access to Books and Records.

         From and after the Closing Date, Seller and its authorized representatives shall have reasonable access at Seller's expense, during normal business hours and upon reasonable notice, to inspect and examine and the right to photocopy all books and records constituting Assets (other than those of which Seller has retained a copy) and Buyer and its authorized representatives shall have reasonable access at Buyer's expense, during normal business hours and upon reasonable notice, to inspect and examine and the right to photocopy all books and records constituting Assets (other than those of which Buyer has retained a copy).

         For a period of six (6) years following the Effective Date, Buyer and Seller shall consult with the other party prior to the destruction of any books and records constituting Assets (other than those of which Seller has retained a copy) which are normally retained in accordance with customary business practices. If Buyer or Seller desires to destroy any books and records constituting Assets (other than those of which the other party has retained a copy), if requested by the other party, such party shall permit the other party at its expense to take possession thereof.

6.4      Cooperation.

         In the event that Seller or Buyer shall participate in any claim, suit, action, proceeding or investigation concerning the business or affairs of the Diamonair Product Line on, prior to or after the Effective Date, the other party shall, upon the request of Seller or Buyer, as the case may be, cooperate fully with Seller or Buyer, as the case may be, in connection therewith to the extent that such other party has reasonable access to information which is unavailable or not readily accessible to the Seller or Buyer, as the case may be. Buyer shall, upon Seller's request, furnish to Seller in a timely manner all data and information regarding the Diamonair Product Line on or prior to the Effective Date or the Assets which Seller may reasonably require to calculate its income tax liability in respect of the Diamonair Product Line on or prior to the Effective Date and to prepare and file its tax returns and declarations in respect thereof.

         Cooperation under this Section 6.4 shall include making available to the requesting party, at such times and under such circumstances so as not to unreasonably disrupt business, the relevant information, documents, records, employees and premises of the assisting party, allowing the relevant personnel to assist the requesting party in participating in such claim, proceeding, investigation or audit, executing and delivering the documents or instruments and taking all such action as may be reasonably requested by the requesting party in connection with such claim, proceeding or audit; provided, however, that the requesting party shall promptly reimburse the assisting party for all out-of-pocket costs, travel and subsistence expenses of any of employees of the assisting party, and provided, further, that the requesting party and its employees shall be subject to a confidentiality agreement if the assisting party determines such agreement is necessary.

6.5      Further Instruments and Assurance.

         From and after the Effective Date, the parties shall execute and deliver to or cause to be executed and delivered to each other such further instruments of transfer, assignment, conveyance and assumption as each may reasonably require to more effectively carry out the transactions provided for in this Agreement.

6.6      Use of Litton Trademark and Notice to Customers.

         Buyer shall have no right to use the Litton name, trademark or any derivations thereof, including any use thereof in any proposals, brochures, promotional materials, advertisements, Internet "Web" pages, stationery or other items or materials of any kind (whether in written form, electromagnetic media or otherwise). However, Buyer shall be permitted to use, on a first-in, first-out basis, in conduct and operation of the Diamonair Product Line the existing inventories of catalogs and sales brochures which bear the name "Litton" or any corporate symbols or logos incorporating "Litton", for the period necessary to exhaust such inventories, but in no event longer than three
(3) months from and after the Closing Date; provided, however, that Buyer shall use reasonable efforts from and after the Closing Date to overprint, overstamp, apply an appropriate label or otherwise obliterate the name "Litton" or corporate symbol logo on such items. Notwithstanding the foregoing, Buyer may use the trademark "LI" to the extent marked on the Inventory or Products ordered by Seller or being manufactured as of the Closing Date, and Seller hereby grants to Buyer the right to order additional Products incorporating or using the trademark "LI" for a period of thirty (30) days after the Closing Date. Buyer agrees to sell or otherwise dispose of all Products incorporating or using the trademark "LI" within five (5) years following the Closing Date.

         Notwithstanding the provisions of this Section 6.6, Buyer shall not represent or hold itself out to the public as representing or being affiliated in any manner with Litton Industries, Inc. or Seller. Buyer shall cause all Products sold by Buyer to be marked to show that such products were sold by Buyer.

         Buyer and Seller shall, jointly, promptly after the Closing Date notify the current and recent customers, suppliers and vendors of the Diamonair Product Line, and the other parties to the Assumed Liabilities, of the consummation of the transactions provided for in this Agreement, including without limitation the assumption by Buyer of the Contracts as of the Effective Date. The form of such notice shall be subject to the prior approval of Seller, which approval shall not be unreasonably delayed or withheld. Should Buyer or Seller fail to promptly cooperate with the other for joint notification as required hereby, the other may on its own and at its own volition make such notification as it in its sole judgment is desired or required to be made.

6.7      Employee Matters.

         (a) Offers of Employment; Definition of Offerees and Continuing Employees.

                  As of the Closing Date, Buyer shall offer employment on an "at will" basis to all of the employees of the Diamonair Product Line (the "Offerees") except for Edward K. Kutiak who is on disability who Buyer shall offer employment if he comes off of such disability on or prior to May 26, 1998. Those Offerees who accept Buyer's offer of employment are referred to as the "Continuing Employees"

         (b)      Employee Benefits.

                  Buyer shall provide to the Continuing Employees a salary at least equal to such employee's salary in effect on the business day next preceding the Effective Date, which amounts are set forth on Schedule 3.13(a), and with the benefits substantially similar to those described on Schedule 6.7(b). Buyer shall recognize and give each Continuing Employee credit for all prior service recognized by Seller for purposes of eligibility and vesting under such benefit plans to the extent permitted by applicable law. Buyer shall obtain the medical, dental, long-term disability, short-term disability benefits and life insurance coverage for the Continuing Employees with a waiver of any condition on benefits for preexisting conditions.

         (c)      Severance Pay.

                  If Buyer terminates the employment of any Continuing Employee after the Closing Date, Buyer shall bear all severance pay liabilities according to the Airtron Division of Seller's severance policy, as described on Schedule 3.13(b), recognizing credit for all prior service with the Airtron Division of Seller.

         (d)      Other Pre-Closing Employment Related Liabilities.

                  Except as specifically set forth in this Section 6.7, Buyer shall have no liability to or with respect to any employee or former employee of Seller or any Continuing Employee with respect to his or her employment, or based upon or arising out of any event occurring on or prior to the Effective Date or as a result of consummation of the transactions contemplated by this Agreement.

         (e)      Notices Including WARN Act Notices.

                  Seller shall give all notices and other information required to be given to the employees of Seller, any collective bargaining unit representing any group of employees of Seller, and any applicable government authority under the WARN Act, the Consolidated Omnibus Budget Reconciliation Act, ERISA, and other applicable law in connection with the transactions provided for in this Agreement.

6.8      Use of Names.

         Seller agrees that after the Closing it will not, and will cause its affiliates not to, use the name "Diamonair" or any other trade names, expressions, corporate symbols, logos, service marks or trademarks of the Diamonair Product Line or any derivative of any thereof or any name or logo etc. that is confusingly similar to any thereof, in any form or manner or for any purpose.

6.9      Remittance of Payments Due Other Party.

         Each party hereto shall promptly remit to the other (but in no event less than weekly with respect to the remittance to Buyer of all collections of accounts receivable by Seller) any amounts received by it after the Closing Date which, pursuant to the terms and conditions hereof, are properly payable to such other party.

6.10     UCC Financing Statements.

         After the Closing Date, Buyer may file UCC-1 financing statements with respect to any Inventory which Buyer feels is not adequately protected. Seller hereby agrees to reimburse Buyer for any legal fees, filing fees and other expenses incurred by Buyer in connection with such filings up to an aggregate amount of $25,000. Seller shall so reimburse Buyer within five (5) business days after presentment by Buyer to Seller of invoices reflecting such fees and expenses.

6.11     Allexite.

         Seller is the owner of United States trademark registration No. 1,301,327 registered October 23, 1984 for the trademark "Allexite" for laser rods and lasers that incorporate the rods for industrial and scientific use. Seller agrees that after the Closing it will not, and will cause its affiliates not to, use the trademark "Allexite" or any derivative thereof for jewelry and Buyer agrees that after the Closing it will not, and will cause its affiliates not to, use the trademark "Allexite" or any derivative thereof for laser rods and lasers that incorporate the rods or for similar goods for industrial or scientific use.

                                    SECTION 7
                        Indemnification and Reimbursement

7.1      Indemnification by Seller.

         Seller covenants and agrees to and shall indemnify Parent and its subsidiaries (including Buyer) and their respective officers, directors and employees (collectively, the "Buying Interests") and shall defend and hold the Buying Interests harmless against and with respect to any and all loss, damage, cost or expense, including without limitation all investigations, settlements, judgments and reasonable attorneys' fees and costs relating thereto ("Loss") suffered or incurred by the Buying Interests and resulting from or arising out of:

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         (a)      Misrepresentation or Breach of Warranty.

                  Any misrepresentation or breach of warranty by Seller of any of its representations or warranties set forth in this Agreement or in any Transaction Agreement executed by Seller;

         (b)      Breach of Covenant or Agreement.

                  Any breach or nonfulfillment by Seller or Litton Industries, Inc. of any of its covenants, agreements or other obligations set forth in this Agreement or in any Transaction Agreement executed by Seller; and

         (c)      Excluded Assets and Excluded Liabilities.

                  Any Loss with respect to or arising from the Excluded Assets and Excluded Liabilities.

7.2      Indemnification by Buyer and Parent.

         Buyer and Parent covenant and agree to and shall indemnify Litton Industries, Inc. and its subsidiaries and their respective officers, directors and employees (collectively, the "Selling Interests") and shall defend and hold the Selling Interests harmless against and with respect to any and all Loss suffered or incurred by the Selling Interests and resulting from or arising out of:

         (a)      Misrepresentation or Breach of Warranty.

                  Any misrepresentation or breach of warranty by Buyer or Parent of any of their respective representations or warranties set forth in this Agreement or in any Transaction Agreement executed by Buyer or Parent;

         (b)      Breach of Covenant or Agreement.

                  Any breach or nonfulfillment by Buyer or Parent of any of its covenants, agreements or other obligations set forth in this Agreement or in any Transaction Agreement executed by Buyer or Parent;

         (c)      Assumed Liabilities.

                  Any and all Assumed Liabilities; and

         (d)      Operations After Effective Date.

                  The production or sale of the Products by Buyer from and after the Effective Date, and the use, application and disposition of the Assets by Buyer on or after the Effective Date.

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7.3      Procedure.

         (a) Promptly after acquiring knowledge of any claim in respect of which a party (the "Indemnified Party") may seek indemnification from the other party (the "Indemnifying Party") hereunder, the Indemnified Party shall give written notice thereof to the Indemnifying Party describing such claim and demanding indemnification hereunder. Notwithstanding the foregoing, failure to provide the aforementioned notice will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party under this Agreement, except to the extent that (i) such failure to provide notice causes the amounts paid by the Indemnifying Party to be greater than they would have been had such notice been given on a reasonably timely basis, or (ii) such notice is not delivered to the Indemnifying Party prior to the expiration of any applicable survival period under Section 3.15 or 4.6. The Indemnifying Party will be entitled to assume control of the defense of any claim, and to settle or compromise such claim in its discretion, subject to the provisions of Section 7.3(b). After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Notwithstanding anything in this Section 7.3 to the contrary, if the Indemnifying Party does not promptly assume control of the defense of such action as provided in this Section 7.3, the Indemnified Party shall have the right to defend such action in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party and the Indemnifying Party will promptly reimburse the Indemnified Party therefor (subject, if applicable, to the limitations contained in Section 7.4). An Indemnified Party may, at its option and expense, participate in the defense of any indemnifiable claim.

         (b) Neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, settle or compromise any indemnifiable claim or permit a default or consent to entry of any judgment. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnified Party, the Indemnified Party may withhold its consent and continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such indemnifiable claim that the Indemnifying Party shall have an obligation to pay thereunder (regardless of the ultimate Loss sustained by the Indemnified Party) shall be equal to the amount of the settlement offer that the Indemnified Party declined to accept plus the previously unpaid Losses of the Indemnified Party relating to such indemnifiable claim through the date of its rejection of the settlement offer. If the Indemnifying Party makes any payment on any indemnifiable claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified party with respect to such claim.

         (c) Any amounts to which an Indemnifying Party is entitled under this Section 7 shall be paid by the Indemnifying Party promptly upon request.

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7.4      Limitation On Indemnity.

         Neither Seller nor Buyer shall have any obligation to indemnify and hold harmless the other with respect to Sections 7.1(a) or 7.2(a) until the aggregate of all claims against Seller or Buyer, as the case may be, in respect thereof (including claims previously made) exceeds $50,000 and thereafter, Seller and Buyer, as the case may be, shall indemnify and hold harmless the Buying Interests or the Selling Interests, as the case may be, on a first dollar basis. Seller shall have no obligation to indemnify and hold harmless Buyer with respect to Section 7.1(a) after the aggregate amount of claims paid by Seller with respect to Section 7.1(a) equals one hundred percent (100%) of the Purchase Price.

7.5      Sole Remedy.

         The making of a claim under the indemnification provisions of this Agreement and legal action to enforce such claim shall be the sole remedy of either the Buying Interests against Seller or the Selling Interest against Buyer for matters within the scope of the indemnity provisions of this Agreement.

                                    SECTION 8
                               Guarantee of Parent

8.1      Consideration.

         In consideration of Seller entering into this Agreement with Buyer, Parent hereby guarantees ("this Guarantee") to the Selling Interests the obligations of Buyer pursuant to the Transaction Agreements, including, without limitation, the indemnification obligation of Buyer under Section 7.2.

         If the Selling Interests have any rights against Buyer, Parent agrees and confirms that the Selling Interests can enforce those rights against Parent as if it were a party to this Agreement, and Parent shall be primarily liable to such Selling Interests, provided that Parent shall be entitled to all of the rights and defenses of Buyer with respect thereto.

8.2      Continuing Guarantee.

         This is a continuing guarantee, and notwithstanding anything in law or in equity to the contrary, any indulgence or waiver of time granted to Buyer by Seller shall not discharge Parent from any obligations under this Guarantee. This Guarantee shall come into effect as of the Effective Date.

8.3      Waiver of Modification Defense.

         The provisions of this Agreement may be changed by written agreement between Buyer and Seller at any time without the consent of or notice to Parent. This Guarantee shall guarantee obligations of Buyer pursuant to this Agreement as changed or modified.

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8.4      Waiver of Other Defenses.

         Parent waives (a) notice of acceptance of this Guarantee, (b) demand of payment, presentation and protest to Parent or Buyer, (c) all rights to assert or plead any statute of limitations as to or relating to this Guarantee other than the statute of limitations applicable to the obligations of Buyer, (d) any defense by reason of any disability of Buyer, and (e) all rights and defenses arising out of an election of remedies by Seller, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has adversely affected Parent's rights of subrogation and reimbursement against Buyer.

                                    SECTION 9
                            Miscellaneous Provisions

9.1      Public Statements and Press Releases.

         No party shall make, issue or release any public announcement (including without limitation public announcements made to employees and customers), press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for in this Agreement, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law or regulation, including those of public stock exchanges on which the securities of such party or its affiliates are traded to make, issue or release, the making, issuing or releasing of any such disclosure by the party so required to do so shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than ten days' prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such disclosure with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

9.2      Costs, Expenses and Sales Taxes.

         Each party covenants and agrees that it shall be responsible for and bear its respective costs and expenses in connection with, or arising out of, the negotiation and execution of this Agreement and consummation of the transactions provided for herein. Buyer shall pay any transfer, sale, use or other taxes imposed by reason of the transfer of the Assets to Buyer, and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay the costs of recording or filing any applicable conveyancing instruments, including, but not limited to, bills of sale and any instruments necessary to vest in Buyer title in and to the Assets as required pursuant to this Agreement.

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

9.3      Amendment and Modification.

         This Agreement may be amended, modified or supplemented only in writing executed by each of the parties to this Agreement.

9.4      No Assignment.

         No party hereto shall assign, in whole or in part, this Agreement or the Transaction Agreements or its respective rights and obligations hereunder and thereunder without the express prior written consent of the other party hereto, and, absent such consent, any assignment (including without limitation any assignment by merger, death, dissolution or operation of law) shall be null and void; provided, however, that notwithstanding the foregoing, Seller shall have the right to assign this Agreement, without consent, to Litton Industries, Inc. or any of its subsidiaries or to any party acquiring substantially all of the stock or assets of Litton Industries, Inc. or Seller, or with which either of them may merge or consolidate, but notwithstanding any such assignment, Seller and its successors and assigns shall remain liable for any and all of its liabilities and obligations hereunder.

9.5      Notices.

         All notices, requests, demands or other communications under this Agreement must be in writing executed by an authorized representative of the party responsible for such communication, and shall be given, either by hand, telex, telecopy or other telecommunications or by mailing, certified or registered mail with first-class postage prepaid or overnight courier addressed as follows: (a) if to Buyer to: Diamonair, Inc., c/o D. G. Jewellery of Canada Ltd., 1001 Petrolia Road, North York, Ontario, Canada M3J 2X7, Attention:
President, telecopy number: 416-665-4986; with a copy to Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102-5400, Attention: Ira A. Rosenberg, Esq., telecopy number 973-643-6500 or
(b) if to Seller to: Litton Systems, Inc., c/o Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367-6675, Attention: General Counsel, telecopy number: 818- 598-2025, with a copy to Airtron, 200 East Hanover Avenue, Morris Plains, New Jersey 07950, Attention: President, telecopy number 973-984-7701; or to such other person or place as any party shall furnish to the other party in writing.

9.6      Counterparts.

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

9.7      Headings and Table of Contents.

         Section headings and the table of contents to this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

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9.8      Schedules and Exhibits.

         One complete set of the Schedules and Exhibits has been marked for identification and delivered to each of the parties hereto simultaneously with the execution and delivery of this Agreement. The Schedules and Exhibits are an integral part of this Agreement and are incorporated into this Agreement by reference.

9.9      Waiver.

         No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other or subsequent breach, and the failure of a party to enforce at any time any provision of this Agreement shall not be deemed a waiver of any right of such party to subsequently enforce such provision or any other provision of this Agreement.

9.10     Governing Law and Resolution of Disputes.

         This Agreement shall be construed, interpreted and enforced in accordance with the law of the State of New Jersey without regard to its choice of law principles, and controlling applicable United States Federal Law. Except as provided in Section 1.3, any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before any federal or state court having jurisdiction under applicable law.

9.11     No Third Party Beneficiaries.

         Nothing in this Agreement, whether express or implied, shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, permitted assigns and permitted designees, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision of this Agreement give any third persons any right of subrogation or action against any party to this Agreement.

9.12     Construction.

         This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing such agreements to be drafted.

9.13     Entire Agreement.

         This Agreement, including the Schedules and Exhibits, and the Transaction Agreements, constitute the entire agreement and understanding between the parties with respect to the transactions provided for in such agreements and supersedes and cancels any and all prior discussions, correspondence, agreements or understandings between the parties with respect to such matters. Except for the covenants, agreements, understandings, representations and warranties expressly made by parties in this Agreement and the Transaction Agreements, no covenants, agreements, understandings, representations or warranties, express or implied, are made by the parties, and the parties expressly disclaim any

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

reliance on any other covenants, agreements, understandings, representations or warranties, express or implied.

9.14     References to Sections, Schedules and Exhibits.

         Unless otherwise indicated, all references to Sections, Schedules and Exhibits are to Sections hereof and to Schedules and Exhibits hereto.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives on and as of the day and date first above set forth.


LITTON SYSTEMS, INC.                             DIAMONAIR, INC.



By: ___________________________                  By: ___________________________

Title: ________________________                  Title: ________________________



The undersigned, Litton Industries, Inc., hereby agrees to be bound by the non-compete covenant contained in Section 5 of the foregoing Purchase and Sale Agreement, effective as of the Effective Date (as defined therein).


LITTON INDUSTRIES, INC.


By: ___________________________

Title: ________________________

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

The undersigned hereby executes and delivers the foregoing Purchase and Sale Agreement solely for the purposes of Sections 4, 7 and 8.


D.G. JEWELLERY OF CANADA LTD.



By: ___________________________

Title: ________________________





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